UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2003

RYDER SYSTEM, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-4364	59-0739250
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3600 NW 82nd Avenue, Miami, Florida	33166
(Address of Principal Executive Offices)	(Zip Code)

(305) 500-3726
(Registrant’s telephone number, including area code)

Item 5. Other Events

     On December 19, 2003, Ryder System, Inc. (the “Company”) announced that it has entered into a definitive agreement to purchase substantially all of the operating assets of General Car and Truck Leasing System, Inc. The full text of the press release is attached as Exhibit 99.1 hereto and the contents of such press release are incorporated herein by reference.

     In addition, the Company announced that it has entered into a non-binding letter of intent with Ruan Leasing Company (“Ruan”) to purchase substantially all of Ruan’s operating assets. The full text of the press release is attached as Exhibit 99.2 hereto and the contents of such press release are incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits

     (c)  Exhibits

99.1	Press Release issued by Ryder System, Inc. on December 19, 2003 announcing agreement with General Car and Truck Leasing System, Inc.

99.2	Press Release issued by Ryder System, Inc. on December 19, 2003 announcing non-binding letter of intent with Ruan Leasing Company.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYDER SYSTEM, INC. (Registrant)

Date: December 22, 2003	By: /s/ Art A. Garcia

Art A. Garcia Vice President and Controller

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